                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-08833, No. 333-78340, and No. 333-41379) pertaining to the
1987 and 1994 Stock Option Plans of OptimumCare Corporation and the OptimumCare Corporation 401(k) Savings Plan of our report dated March 5, 1999, included in the Annual Report (Form 10-K) for the year ended December 31, 2000, with respect to the consolidated balance sheet of OptimumCare Corporation as of December 31, 1998 (not presented separately therein), and the related consolidated statements of income, stockholders' equity, and cash flows and related financial statement schedule for the year ended December 31, 1998.


                                                 ERNST & YOUNG LLP


Orange County, California
March 23, 2001

                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-08833, No. 33-78340, No. 333-41379 and No. 333-45524) of OptimumCare Corporation of our report dated February 2, 2001 with respect to the consolidated financial statements and schedule of OptimumCare Corporation which appears on page F-1 of this Annual Report (Form 10-K) for the years ended December 31, 2000 and 1999.


                                      /s/ Lesley, Thomas, Schwarz & Postma, Inc.
                                          A Professional Accountancy Corporation
                                          Newport Beach, California


Newport Beach, California
March 26, 2001